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                                                                    EXHIBIT 99.1

                            TEXT OF PRESS RELEASE

  TROVER SOLUTIONS FORMS SPECIAL COMMITTEE TO REVIEW STRATEGIC ALTERNATIVES

LOUISVILLE, Ky., Aug. 1 -- Trover Solutions, Inc. (Nasdaq: TROV) today announced that a Special Committee of the Board of Directors has been formed to evaluate the strategic alternatives available to the Company. Among the alternatives the Special Committee is expected to consider are a leveraged recapitalization; a sale of all or any portion of the Company to a third party; a transaction that members of the senior management of the Company have recommended the Company consider in which an employee stock ownership plan to be formed would acquire the Company; and any other transaction recommended by the Special Committee's financial adviser, Houlihan Lokey Howard & Zukin.

The Special Committee is comprised of all of the Company's independent directors: William C. Ballard, Jill L. Force, John H. Newman, Lauren N. Patch and Chris B. Van Arsdel. In addition to evaluating potential strategic alternatives, the Special Committee is empowered to negotiate a transaction with any party.

The Company cautions that the evaluation of strategic alternatives is in its beginning stages and there can be no assurance that any definitive transaction will be proposed or, if proposed, consummated.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER OR A SOLICITATION OF AN OFFER TO BUY SECURITIES.

Trover Solutions, Inc. believes it is a leading independent provider of outsourcing of insurance subrogation and other claims recovery and cost containment services to the private healthcare payor and property and casualty industries. The Company's other claims recovery services include clinical bill auditing and overpayments recovery.

A copy of this release, investor relations materials and information about the Company's products are available at www.troversolutions.com.

This press release includes forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically indicated by the presence of words such as "expect," "anticipate," "believe," "intend," "may," "predict," "will be," and other similar expressions. These forward-looking statements cover, among other items, statements regarding the consummation of any transaction. Any forward-looking statements are not guarantees of future performance and actual results could differ materially from those anticipated as a result of certain risks and uncertainties, some of which are beyond the control of the Company. A description of the risk factors affecting the Company's business can be found in Trover Solutions, Inc.'s Safe Harbor Compliance Statement included as Exhibit 99.1 to its Annual Report on Form 10- K for the fiscal year ended December 31, 2002.